UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

XPO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-6951
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.    Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The disclosure set forth in the second paragraph under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.    Other Events.
As previously disclosed in its Current Report on Form 8-K filed on July 25, 2017, on July 19, 2017, XPO Logistics, Inc. (the “Company”) entered into separate forward sale agreements (the “Forward Sale Agreements”) with each of Morgan Stanley & Co. LLC and JPMorgan Chase Bank, National Association, London Branch, each in its capacity as counterparty to a Forward Sale Agreement (in such capacities, each a “Forward Counterparty”), pursuant to which the Company agreed to sell, and each Forward Counterparty agreed to purchase, 3,000,000 shares of the Company’s common stock (or 6,000,000 shares of the Company’s common stock in the aggregate), subject to the terms and conditions of the Forward Sale Agreements. On July 25, 2018, the Company settled each of the Forward Sale Agreements with the applicable Forward Counterparty, as a result of which the Company issued 6,000,000 shares of its common stock in the aggregate and received aggregate net cash proceeds equal to approximately $351 million. Consistent with the Company’s strategy to grow its business in part through acquisitions, the Company entered into the Forward Sale Agreements to provide additional available cash for such acquisitions, among other general corporate purposes. As a part of its ordinary course treasury management activities, the Company has applied these net cash proceeds to the repayment of debt as described further below thereby reducing the Company’s overall outstanding debt and interest expense while increasing the Company’s debt capacity to finance potential future acquisitions.

On July 28, 2018 (the “Redemption Date”), the Company applied such net cash proceeds, together with cash on hand, to the redemption of $400,000,000 of the $1,600,000,000 outstanding aggregate principal amount of its 6.50% Senior Notes due 2022 (the “Notes”) issued under that certain Indenture dated as of June 9, 2015 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, and the other parties party thereto, in accordance with the optional redemption provisions contained in the Indenture. The redemption price was 103.25% of the aggregate principal amount of Notes redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. The partial redemption of the Notes resulted in $1,200,000,000 aggregate principal amount of Notes remaining outstanding.

Forward-looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of United States federal securities law. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. All forward-looking statements set forth in this Current Report on Form 8-K are qualified by factors that might cause or contribute to a material difference in actual results, as discussed in XPO's filings with the U.S. Securities and Exchange Commission and linked to the investor relations section of the company's website, www.xpo.com, including: economic conditions generally; competition; XPO's ability to match its investments in equipment, service centers and warehouses with customer demand; XPO's ability to attract and retain key employees; and XPO's ability to develop and implement a suitable information technology system. Forward-looking statements set forth in this Current Report on Form 8-K speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2018	XPO LOGISTICS, INC.
	By:	/s/ Karlis P. Kirsis
Karlis P. Kirsis,
Senior Vice President, Corporate Counsel